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SMITH BARNEY CONCERT SERIES INC.


                         FORM OF PURCHASE AGREEMENT

          Smith Barney Concert Series Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and Smith Barney Inc. ("Smith Barney") hereby agree as follows:

          1. The Fund offers Smith Barney and Smith Barney hereby agrees to purchase the number and amount of shares shown on the Schedule attached to this Agreement of the Aggressive Portfolio (High Growth Portfolio), the Growth Portfolio, the Traditional Portfolio (Conservative Portfolio), the Balanced Portfolio and the Income Portfolio, each a series of the Fund with four classes of shares, each having a par value of $.001 per share (the "Shares") at a price of $11.40 per Share (the Shares of Class A of Aggressive
Portfolio (High Growth Portfolio) being "Initial Shares"). Smith Barney hereby acknowledges receipt of certificates representing the Initial Shares and the Fund hereby acknowledges receipt from Smith Barney of $100,000 in full payment for the Initial Shares. Shares other than the Initial Shares may be purchased subsequent to payment for the Initial Shares.

          2. Smith Barney represents and warrants to the Fund that the Initial Shares are being acquired for investment purposes and not for the purpose of distributing them.

          3. Smith Barney agrees that if any holder of the Initial Shares redeems any Initial Share in the Fund before five years after the date upon which the Fund commences its investment activities, the redemption proceeds will be reduced by the amount of unamortized organizational expenses, in the same proportion as the number of Initial Shares being redeemed bears to the number







































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of Initial Shares outstanding at the time of redemption.  The parties hereby acknowledge that any Shares acquired by Smith Barney other than the Initial Shares will not be acquired to fulfill the requirements of Section 14 of the Investment Company Act of 1940, as amended, and if redeemed, their redemption proceeds will not be subject to reduction based on the unamortized organizational expenses of the Fund.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __ day of ________, 1996.


                              SMITH BARNEY CONCERT SERIES INC.


                              By:
                                 Name:
                                 Title:
ATTEST:






                              SMITH BARNEY INC.


                              By:
                                 Name:
                                 Title:
ATTEST:





































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                                   Schedule




Portfolio              Amount of Shares  Price Per Share   Total
---------              ----------------  ---------------   -----

High Growth Portfolio
  Class A                  8,772            $11.40        $ 100,000
  Class B                      1            $11.40            11.40
  Class C                      1            $11.40            11.40
  Class Y                      1            $11.40            11.40

Growth Portfolio
  Class A                      1            $11.40            11.40
  Class B                      1            $11.40            11.40
  Class C                      1            $11.40            11.40
  Class Y                      1            $11.40            11.40

Balanced Portfolio
  Class A                      1            $11.40            11.40
  Class B                      1            $11.40            11.40
  Class C                      1            $11.40            11.40
  Class Y                      1            $11.40            11.40

Conservative Portfolio
  Class A                      1            $11.40            11.40
  Class B                      1            $11.40            11.40
  Class C                      1            $11.40            11.40
  Class Y                      1            $11.40            11.40

Income Portfolio
  Class A                      1            $11.40            11.40
  Class B                      1            $11.40            11.40
  Class C                      1            $11.40            11.40
  Class Y                      1            $11.40            11.40


                         _______                         ________
Total                    $ 8,791                         $100,217